Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2003, except as to Note 7, which is as of April 11, 2003, relating to the financial statements of Barrett Business Services, Inc. (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/PricewaterhouseCoopers LLP

Portland, Oregon
June 2, 2003